       As filed with the Securities and Exchange Commission on October 15, 1997

                                                   Registration  No. 333-18235
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                                ---------------------
                             CENTERPOINT PROPERTIES TRUST
                (Exact name of registrant as specified in its charter)

           MARYLAND                                           36-3910279*
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                              401 NORTH MICHIGAN AVENUE
                                      30TH FLOOR
                               CHICAGO, ILLINOIS 60611
                                    (312) 346-5600
      (Address, including  zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JOHN S. GATES, JR.
                                      PRESIDENT
                             CENTERPOINT PROPERTIES TRUST
                        401 NORTH MICHIGAN AVENUE, 30TH FLOOR
                               CHICAGO, ILLINOIS 60611
                                    (312) 346-5600
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------------
          COPIES OF ALL COMMUNICATIONS, INCLUDING COPIES OF COMMUNICATIONS
                  SENT TO AGENT FOR SERVICE, SHOULD ALSO BE SENT TO:
                              RICHARD A. UNGARETTI, ESQ.
                              JAMES T. EASTERLING, ESQ.
                                  Ungaretti & Harris
                        Three First National Plaza, Suite 3500
                               Chicago, Illinois 60602
                                    (312) 977-4400
                                ----------------------





*I.R.S. Employer Identification Number of CenterPoint Properties Corporation, the predecessor to the Registrant prior to the reorganization described herein.

                                   EXPLANATORY NOTE

    Effective October 15, 1997, CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), became the successor issuer to the common stock, par value $0.001 per share (the "Company Common Stock"), of CenterPoint Properties Corporation, a Maryland corporation (the "Company"). On that date, the Company merged with and into the Trust (the "Merger"), each issued and outstanding share of Company Common Stock was converted into one common share of beneficial interest of the Trust, the separate existence of the Company ceased and the Trust became the survivng entity in the Merger, succeeding to all of the rights, powers and property of the Company and assuming all of the liabilities, debts and obligations of the Company.

    Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), the Trust, as the successor issuer to the Company, hereby adopts the Company's Registration Statement on Form S-3 (Commission File No. 333-18235) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

    This Post-Effective Amendment No. 1 hereby incorporates by reference the Proxy Statement/Prospectus of the Company and the Trust contained in Registration Statement No. 333-33515, as amended, which sets forth additional information necessary to reflect any material changes made in connection with or resulting from the Merger.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 15th day of October, 1997.

                             CENTERPOINT PROPERTIES TRUST,
                             a Maryland real estate investment trust

                             By: /s/ John S. Gates, Jr.
                                 ---------------------------------------------
                                     John S. Gates, Jr., President and
                                     Chief Executive Officer

                             By: /s/ Paul S. Fisher
                                 ---------------------------------------------
                                     Paul S. Fisher, Executive Vice President
                                     and Chief Financial Officer
                                     (Principal Financial and Accounting
                                     Officer)

    Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendent No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                Name and Title                          Date
    ---------                --------------                          ----

/s/ Paul S. Fisher*     Martin Barber, Chairman and Trustee   October 15, 1997
----------------------

/s/ John S. Gates, Jr.  John S. Gates, Jr., President,        October 15, 1997
----------------------  Chief Executive Officer and Trustee

/s/ Paul S. Fisher*     Robert L. Stovall, Vice Chairman      October 15, 1997
----------------------  and Trustee

/s/ Paul S. Fisher*     Nicholas C. Babson,                   October 15, 1997
----------------------  Independent Trustee

/s/ Paul S. Fisher*     Alan D. Feld,                         October 15, 1997
----------------------  Independent Trustee

/s/ Paul S. Fisher*     John J. Kinsella,                     October 15, 1997
----------------------  Independent Trustee

/s/ Paul S. Fisher*     Thomas E. Robinson,                   October 15, 1997
----------------------  Independent Trustee





*As their Attorney-in-Fact.

                                  INDEX TO EXHIBITS

Exhibit No.              Description
-----------              -----------

 *2.1          Plan of Reorganization by and between CenterPoint Properties
               Trust (the "Trust") and CenterPoint Properties Corporation, of
               which the Trust is the successor entity (the "Company")
 *4.1          Declaration of Trust of the Trust
 *4.2          By-laws of the Trust
**4.3          Form of Indenture
 *4.4          Form of First Supplemental Indenture
 23.1          Consent of Coopers & Lybrand L.L.P.
     -------------------
          *Incorporated by reference from the Registrant's Registration Statement on Form S-4 (File No. 333-33515).
          **Incorporated by reference from the Registration Statement on Form S-11 filed by the Company (File No. 33-69710).